Exhibit 99.3

news release
Media Hotline: 1-888-326-6694
Consumer Resource Center: 1-800-732-6643

Contact:	Chuck Greener	Brian Faith
	202-752-2616	202-752-6720

Number:	3693

Date:	February 23, 2006
Statement by Stephen B. Ashley
Chairman of the Fannie Mae Board of Directors
     Today, Fannie Mae’s Board of Directors is releasing the entire report of the Paul, Weiss investigation. The Board asked former U.S. Senator Warren Rudman and the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, LLP, to conduct a thorough review of the issues raised in the Office of Federal Housing Enterprise Oversight (OFHEO) special examination report of September 2004, and other matters relating to Fannie Mae’s accounting, governance, structure and internal controls.
     The Board gave Paul, Weiss unrestricted authority to take this investigation wherever it led, and leave no stone unturned. The Paul, Weiss team sought and received over 4 million documents and conducted some 240 interviews with company personnel. The team produced a 616-page report and a 31-page executive summary.
     This report speaks for itself. It sets forth the facts and lays out a clear, detailed picture of what went wrong at Fannie Mae, why it happened, and what needs fixing.
     The report states:
•	“The Company, under the Board’s direction and OFHEO’s input, has undergone an extensive transformation in both personnel and structure since September 2004.”

•	“Since [September 2004] ... there has been a dramatic shift in the ‘tone at the top’ and the Company’s internal organization.”

•	“[N]o member of management who we found knowingly participated in improper conduct continues to be an employee of the Company.”

•	“[Paul, Weiss’s] suggestions for changes in corporate governance either have been implemented or are underway.”
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Statement by Stephen B. Ashley
Page Two
•	“With respect to the conduct of the Board prior to September 2004, we conclude that the Board endeavored to operate in a manner consistent with its fiduciary obligations and evolving corporate governance standards.”
     With regard to past accounting practices, the report states:
•	“[M]anagement’s accounting practices in virtually all of the areas that [Paul, Weiss] reviewed were not consistent with [Generally Accepted Accounting Principles], and, in many instances, management was aware of the departures from GAAP.”

•	“[E]xcept for one instance in connection with the 1998 financial statements, [Paul, Weiss] did not find evidence supporting the conclusion that management’s departures from GAAP were motivated by a desire to maximize bonuses in a given period. [Paul, Weiss] did, however, find evidence amply supporting the conclusion that management’s adoption of certain accounting policies and financial reporting procedures was motivated by a desire to show stable earnings growth, achieve forecasted earnings, and avoid income statement volatility.”

•	“[E]mployees who occupied critical accounting, financial reporting and audit functions at the Company were either unqualified for their positions, did not understand their roles, or failed to carry out their roles properly.”

•	“[T]he information that management provided to the Board of Directors with respect to accounting, financial reporting, and internal audit issues generally was incomplete and, at times, misleading.”

•	“The Company’s accounting systems were grossly inadequate.”

•	“[T]he former CFO and ... the former Controller, were primarily responsible for adopting or implementing accounting practices that departed from GAAP, and that they put undue emphasis on avoiding earnings volatility and meeting EPS targets and growth expectations. As for the former Chairman and CEO ... we did not find that he knew that the Company’s accounting practices departed from GAAP in significant ways. We did find, however, that [the former Chairman and CEO] contributed to a culture that improperly stressed stable earnings growth and that, as Chairman and CEO of the Company from 1999 through 2004, he was ultimately responsible for the failures that occurred on his watch.”
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Statement by Stephen B. Ashley
Page Three
•	“[A]lthough management paid lip service to a culture of openness, intellectual honesty, and transparency, the actual corporate culture suffered from an attitude of arrogance (both internally and externally) and an absence of cross-enterprise teamwork (with a “siloing” of information), and discouraged dissenting views, criticism, and bad news.”
     These findings are disturbing, disappointing and very serious. But big problems brought to light can teach big lessons. The Board accepts and embraces the report, its findings, and recommendations, including those regarding the company’s structure, functions, financial system, compensation, and policies to ensure adherence to proper accounting practices and new internal controls. We acknowledge we have a lot of work to do to restore faith in Fannie Mae, and we are committed to doing that. We will continue to implement the improvements and move the company forward.
     Going forward, there are ongoing investigations of Fannie Mae by OFHEO, the SEC, and the Department of Justice (DOJ). The Board has directed the company to submit the Paul, Weiss report to these authorities and has directed Fannie Mae’s counsel to actively engage with these authorities as they complete their reviews of Fannie Mae. Once these reviews are complete the Board will determine what further remedial actions may be warranted. The Board does not preclude taking any appropriate action based on the findings in this report and we will be working in close collaboration with our regulators and the appropriate authorities. In addition, should regulatory or law enforcement authorities initiate legal actions, the Board pledges its full cooperation.
     Since the OFHEO report of September 2004, Fannie Mae has already undertaken a number of significant changes as a full picture of issues or relevant practices emerged. These changes include:
•	Separating the roles of CEO and Chairman

•	Hiring a new senior management team, including President and CEO Dan Mudd, as well as new Chief Financial Officer Bob Blakely, new Controller David Hisey, and new Chief Audit Executive Jean Hinrichs

•	Eliminating two management Board positions, retaining only one management position on the Board

•	Replacing the company’s outside auditor with Deloitte & Touche and directing the new auditor to conduct a comprehensive re-audit of the company’s processes, controls, and accounting policies and methodologies

•	Completely reorganizing the Finance function, including the appointment of a new Controller, a new Chief of Accounting Policy, and eight other new officers and the separation of the Controller’s office and the Portfolio business from the CFO function, with the head of the Portfolio business no longer reporting to the CFO
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Statement by Stephen B. Ashley
Page Four
•	Reorganizing and strengthening the Internal Audit function, led by a new Chief Audit Executive with a direct line of reporting to the Board’s Audit Committee

•	Establishing an ongoing Compliance Committee of the Board, led by Patrick Swygert, charged with ensuring Fannie Mae’s fulfillment of all legal and regulatory obligations, including the company’s agreements with its safety and soundness regulator, OFHEO

•	Establishing a new and separate Compliance, Ethics and Investigations function, led by new Chief Compliance Officer Bill Senhauser, reporting to the CEO and the Board’s Compliance Committee

•	Reorganizing the Risk function through the restructuring of the Risk Policy and Capital Committee of the Board and the establishment of a new Chief Risk Officer position

•	Reorganizing and decentralizing the company’s Law and Policy division so that each function – Communications, Government and Industry Relations, and Legal, including the new General Counsel – reports directly and separately to the CEO

•	Establishing regular interactions between the Chairman and other members of the Board and OFHEO; weekly meetings and status reporting between management and OFHEO

•	Adopting a new executive compensation structure with broader performance goals

•	Fulfilling the OFHEO-approved capital restoration plan, including meeting the regulator’s requirement of a 30 percent capital surplus.
     These actions represent a beginning, not an end, to addressing Fannie Mae’s issues. The Board and the company have more work to do. The changes to both senior management and the Board, including the addition of new Board members John Wulff, Greg Smith, and Bridget Macaskill, will enhance our efforts.
     This is a tough day for Fannie Mae. Today’s report – and the upcoming final report of OFHEO on its special examination of the company – will be our roadmap for moving forward and becoming a better company for its shareholders, stakeholders, partners and the housing finance system.
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Fannie Mae is a New York Stock Exchange Company. It operates pursuant to a federal charter. Fannie Mae has pledged through its American Dream Commitment to expand access to homeownership for millions of first-time home buyers; help raise the minority homeownership rate to 55 percent; make homeownership and rental housing a success for millions of families at risk of losing their homes; and expand the supply of affordable housing where it is needed most. More information about Fannie Mae can be found on the Internet at http://www.fanniemae.com.